Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gamida Cell Ltd.’s 2017 Share Incentive Plan of our report dated February 26, 2020 with respect to the consolidated financial statements of Gamida Cell Ltd. and its subsidiary included in its Annual Report on Form 20-F filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
May 8, 2020	A Member of Ernst & Young Global